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                                                                    Exhibit 5.1

                               LATHROP & GAGE L.C.
                                   LAW OFFICES
2345 Grand Boulevard                                     1050/40 Corporate Woods
Suite 2800                                             9401 Indian Creek Parkway
Kansas City, Missouri 64108-2684                Overland Park, Kansas 66210-2007
816-292-2000, Fax 816-292-2001                    913-451-5100, Fax 913-451-0875

                                 JOHN H. CALVERT
                                  816-460-5807
                            jcalvert@lathropgage.com

                                  June 18, 1999

Board of Directors
Lab Holdings, Inc.
5000 West 95th Street
Shawnee Mission, Kansas 66207

     Re: Offering by Lab Holdings, Inc. (the "Company") of shares of Common Stock, $0.01 par value (the "Common Stock") pursuant to that certain Agreement and Plan of Merger by and between Lab Holdings, Inc. and LabOne, Inc. as amended and restated, dated as of March 7, 1999 (the "Merger Agreement"), a copy of which is appended to the Joint Proxy Statement/Prospectus that has been filed with the Securities and Exchange Commission as a part of the registration statement of the Company on Form S-4, file No. 333-76131 (the "Registration Statement").

Gentlemen,

         We have acted as counsel to the Company in connection with the above referenced Offering pursuant to which the Company proposes to issue shares of its Common Stock to the holders of common stock of LabOne, Inc. in accordance with the terms of the Merger Agreement.

         We have examined the Merger Agreement, the Articles of Incorporation and Bylaws of the Company, as amended, the proceedings of the Board of Directors of the Company in connection with the authorization, execution and delivery of the Merger Agreement and the filing of the Registration Statement, certificates of officers of the Company and of state officials and such other documents as we have deemed necessary in order to express the opinion set out herein. As to certain questions of fact material to our opinion we have, without independent investigation, relied upon the representations and warranties of the parties as set forth in the Merger Agreement. We have also assumed the genuineness of all signatures on original documents and certificates examined by us.

         Our opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. Our opinion is also

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Board of Directors
Lab Holdings, Inc.
June 18, 1999
Page 2

limited to the effect of the laws of the state of Missouri and the Federal laws of the United States. We express no opinion with respect to the effect of the laws of any other jurisdiction on the matters referred to herein. We further disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

         Based upon the foregoing, and assuming that (i) the Merger Agreement is approved by the holders of the requisite number of shares of capital stock of the parties thereto, (ii) that all conditions to the Merger Agreement, including that the Articles Amendment has become effective, are either satisfied or properly waived, and (iii) that the Merger Agreement is properly filed with and certificates of merger with respect thereto are duly issued by the Secretaries of State of Missouri and Delaware, all as contemplated by the Merger Agreement, we are of the opinion that the Common Stock, when issued to the stockholders of LabOne pursuant to the Merger Agreement, will be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of this opinion and to the reference to our firm under the caption ("Legal Opinions") in the Joint Proxy Statement/Prospectus of the Registration Statement and amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                           Very truly yours,

                                           LATHROP & GAGE L.C.


                                       By:  S/John H. Calvert
                                           John H. Calvert